As filed with the Securities and Exchange Commission on July 28, 2000 -
                                                  Registration No. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               HERMAN MILLER, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                                        38-0837640
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        855 East Main Avenue, P.O. Box 302, Zeeland, Michigan 49464-0302
           (Address of Principal Executive Offices Including Zip Code)

               Herman Miller, Inc. 2000 Employee Stock Option Plan
                            (Full Title of the Plan)

   James E. Christenson, 855 East Main Avenue, P.O. Box 302, Zeeland, Michigan
                                   49464-0302
                     (Name and address of agent for service)

                                 (616) 654-3000
          (Telephone number, including area code, of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                         Bridgewater Place, P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                            Proposed               Proposed
                                                             Maximum                Maximum               Amount of
    Title of Securities            Amount to be          Offering Price            Aggregate            Registration
     to be Registered               Registered            Per Share (1)        Offering Price(1)             Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock                          800,000              $30.6875              $24,550,000              $6,482
($.20 par value)
=========================================================================================================================

(1) For the purpose of computing the registration fee only, the price shown is based upon the price of $30.6875 per share, the average of the high and low sale prices for the Common Stock of the Registrant in the NASDAQ Market System on July 26, 2000, in accordance with Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-K for the year ended May 29, 1999, which has been filed by the Registrant with the Commission (File No. 0-5813), are incorporated herein by reference. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The description of the Registrant's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     Not Applicable

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     The Articles of Incorporation of the Registrant provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director o officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Registrant. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Registrant. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA and the Registrant's Articles of Incorporation also authorize the Registrant to provide indemnification broader than that set forth in the MBCA and the Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Registrant. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Registrant and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Registrant. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 20th day of July, 2000.

                                      HERMAN MILLER, INC.

                                      By /s/ Michael A. Volkema
                                         Michael A. Volkema, President and Chief
                                         Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Volkema and David L. Nelson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on July 20, 2000, by the following persons in the capacities indicated.

/s/ Michael A. Volkema                          /s/ Elizabeth A. Nickels
Michael A. Volkema, Director,                   Elizabeth A. Nickels,
President and Chief Executive                   Principal Financial Officer
Officer (Principal Executive Officer)           and Principal Accounting Officer


/s/ C. William Pollard                          /s/ David L. Nelson
C. William Pollard, Director                    David L. Nelson, Director and
                                                Chairman of the Board


/s/ Ruth A. Reister                             /s/ Dorothy A. Terrell
Ruth A. Reister, Director                       Dorothy A. Terrell, Director


____________________________________            /s/ Mary Vermeer Andringa
J. Harold Chandler, Director                    Mary Vermeer Andringa, Director


/s/ Brian Griffiths                             /s/ Thomas C. Pratt
Brian Griffiths, Lord Griffiths of              Thomas C. Pratt, Director
Fforestfach, Director


/s/ E. David Crockett                           /s/ Richard H. Ruch
E. David Crockett, Director                     Richard H. Ruch, Director

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Herman Miller, Inc.:



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Herman Miller, Inc. 2000 Employee Stock Option Plan of our report dated June 25, 1999, included in Herman Miller, Inc.'s Form 10-K for the year ended May 29, 1999 and to all references to our Firm included in this Registration Statement.



                                             /s/ Arthur Andersen LLP



Grand Rapids, Michigan
  July 28, 2000

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Item 4         Herman Miller, Inc. 2000 Employee Stock Option Plan

Item 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Item 23.1      Consent of Arthur Andersen LLP - included on page S-5 hereof

Item 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Item 24        Power of Attorney - included on page S-4 hereof

                               HERMAN MILLER, INC.


                         2000 EMPLOYEE STOCK OPTION PLAN






                                   EXHIBIT 4

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1  ESTABLISHMENT AND PURPOSE OF THE PLAN...............................1

   1.1   Establishment of the Plan.............................................1
   1.2   Purpose of the Plan...................................................1

ARTICLE 2 DEFINITIONS..........................................................1


ARTICLE 3 PARTICIPATION; ADMINISTRATION........................................2

   3.1   Participation.........................................................2
   3.2   Administration........................................................3

ARTICLE 4 TERMS OF OPTIONS.....................................................3

   4.1   Participant's Agreement...............................................3
   4.2   Shares Subject to Option..............................................3
   4.3   Option Price..........................................................3
   4.4   Option Term...........................................................3
   4.5   Exercisability........................................................3
   4.6   Method of Exercise....................................................3
   4.7   Nontransferability of Options.........................................3
   4.8   Termination of Employment for Reasons other than
         Retirement, Disability, or Death......................................4
   4.9   Termination of Employment for Retirement or Disability................4
   4.10  Termination of Employment for Death...................................4
   4.11  Termination of Options................................................4

ARTICLE 5 TERMINATION OR AMENDMENT OF THE PLAN.................................4


ARTICLE 6 UNFUNDED PLAN........................................................5


ARTICLE 7 ADJUSTMENT PROVISIONS................................................5

   7.1   Antidilution..........................................................5
   7.2   Change in Control.....................................................5
   7.3   Adjustments by Committee..............................................5

ARTICLE 8 GENERAL PROVISIONS...................................................5

   8.1   Legend................................................................5
   8.2   No Right to Employment................................................6
   8.3   Withholding of Taxes..................................................6
   8.4   No Assignment of Benefits.............................................6
   8.5   Governing Law.........................................................6

   8.6   Application of Funds..................................................6
   8.7   Rights as a Shareholder...............................................6

                               HERMAN MILLER, INC.
                         2000 EMPLOYEE STOCK OPTION PLAN


                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Herman Miller, Inc., a Michigan corporation (the "Company"), hereby establishes a stock option plan to be known as the "Herman Miller, Inc. 2000 Employee Stock Option Plan" (the "Plan"). The Plan permits the grant of nonqualified stock options to full- and part-time employees of the Company and its Subsidiaries who are not eligible to participate in the Company's Long-Term Incentive Plan ("Participant"). The Plan is effective as of June 29, 2000 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to reward Participants for their individual and collective contributions to the Company and, through stock-based awards, incent Participants to continue to contribute to the Company's long-term success.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms have the meanings set forth below:

     2.1 "Board" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" shall mean the Executive Compensation Committee.

     2.4 "Common Stock" shall mean the Common Stock, $.20 par value per share, of the Company.

     2.5 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.6 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.7 "Grant Date" shall mean July 5, 2000.

     2.8 "Option" shall mean an option to purchase shares of Common Stock which is not an incentive stock option under the terms and requirements of Section 422 of the Code.

     2.9 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option.

     2.10 "Participant" shall mean an Employee of the Company or a Subsidiary who receives an Option under this Plan.

     2.11 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee.

     2.12 "Subsidiary" shall mean any Domestic Subsidiary or any International Subsidiary. "Domestic Subsidiary" shall mean any entity incorporated in the United States or Canada in which the Company owns directly, or indirectly through subsidiaries, one hundred percent (100%) of the total combined voting power of all classes of stock, or any other entity organized or established in the United States or Canada (including, but not limited to, partnerships and joint ventures) in which the Company owns directly or indirectly one hundred percent (100%) of the combined equity thereof. "International Subsidiary" shall mean any entity not incorporated in the United States or Canada in which the Company owns directly or indirectly through the subsidiaries, one hundred percent (100%) of the total combined voting power of all classes of stock, or any other entity not organized or established in the United States or Canada (including, but not limited to, partnerships and joint ventures) in which the Company owns one hundred percent (100%) of the combined equity thereof.

     2.13 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                    ARTICLE 3
                          PARTICIPATION; ADMINISTRATION

     3.1 Participation. Each person who was employed by the Company, or an entity that is a Domestic Subsidiary as of the Effective Date, on a full- or part-time basis as of June 1, 1999, and was not eligible to participate in the Herman Miller, Inc. Long-Term Incentive Plan as of the Effective Date, shall receive an Option under the terms of Article 4 of this Plan as of the Grant Date. The Committee designated under Section 3.2 below, shall have the authority to grant options under this Plan to employees of International Subsidiaries.

     3.2 Administration. The Plan shall be administered by the Committee. The Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan. A majority of the Committee constitutes a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.


                                    ARTICLE 4
                                TERMS OF OPTIONS

     4.1 Participant's Agreement. Each Participant must remain in the continuous employ of the Company for a period of at least twelve (12) months from the Grant Date or until Retirement or Disability, if Retirement or Disability occurs prior to twelve (12) months from the Grant Date. This Agreement shall not impose upon the Company or any Subsidiary any obligation to retain the Participant in its employ for any period.

     4.2 Shares Subject to Option. Each Option shall entitle the Participant to purchase one hundred (100) shares of the Company's Common Stock.

     4.3 Option Price. The Option Price per share of Common Stock purchasable under an Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

     4.4 Option Term. The term of each Option shall be ten (10) years after the Grant Date.

     4.5 Exercisability. Except as provided in Sections 4.9 and 7.2 below, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Grant Date. Thereafter, an Option shall be exercisable in accordance with the terms of this Plan.

     4.6 Method of Exercise. Options may be exercised only for the total number of shares covered by the Option, by giving written notice of exercise to the Company. The notice shall be accompanied by payment in full of the purchase price in cash only. No shares of stock will be issued until payment has been made.

     4.7 Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Participant's lifetime, only by the Participant.

     4.8 Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment, be exercisable at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of the Option. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

     4.9 Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall be exercisable for a period of five (5) years following such Termination of Employment, subject, however, to the prior expiration of the Option. If the Participant dies after such Retirement or Disability, an Option shall be exercisable in accordance with Section 4.10 below.

     4.10 Termination of Employment for Death. Upon Termination of Employment by reason of death, each Option held by such Participant shall, to the extent rights to purchase shares under the Option has accrued at the date of death, be exercisable by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within five (5) years after his death, or
(ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 4.9, at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option.

     4.11 Termination of Options. Any Option which is not exercised within whichever of the exercise periods specified in Sections 4.8, 4.9, or 4.10 is applicable shall terminate upon expiration of such exercise period.


                                   ARTICLE 5
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to an Option granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of the Participant.

                                    ARTICLE 6
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                    ARTICLE 7
                              ADJUSTMENT PROVISIONS

     7.1 Antidilution. Subject to the provisions of this Article 7, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the number and kind of shares provided in the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Options, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Options.

     7.2 Change in Control. Notwithstanding Sections 4.1 or 4.5, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Options then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Options of new Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     7.3 Adjustments by Committee. Any adjustments pursuant to this Article 7 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.


                                    ARTICLE 8
                               GENERAL PROVISIONS

     8.1 Legend. The Committee may require each person purchasing shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this

Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     8.2 No Right to Employment. Neither this Plan nor the grant of any Option hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     8.3 Withholding of Taxes. The Company shall require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

     8.4 No Assignment of Benefits. No benefits of any Option shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     8.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     8.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Options granted under this Plan will be used for general corporate purposes.

     8.7 Rights as a Shareholder. Except as otherwise provided in an Option, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.


::ODMA\PCDOCS\GRR\439604\2

                                 July 20, 2000


Herman Miller, Inc.
855 East Main Avenue
Zeeland, Michigan 49464-0302

    Re: Registration Statement on Form S-8 Relating to the Herman Miller, Inc. 2000 Employee Stock Option Plan

Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Herman Miller, Inc., a Michigan corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 800,000 shares of the Company's common stock, par value $.20 per share, for issuance pursuant to the Plan, we have examined documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 800,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                                       /s/

                              Michael G. Wooldridge


                                    EXHIBIT 5


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                                       S-7